Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-42420, 333-87937, 333-68715, 333-64617,
333-47037) and the Registration Statements on Forms S-8 (Nos. 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891, 33-15815, 333-17573,
33-52330,  333-17549,  33-63061,  33-37293) of ConAgra, Inc. of our report dated
February 11, 2000 relating to the financial statements of International Home Foods, Inc., which appears in the Current Report on Form 8-K of ConAgra, Inc. dated August 24, 2000.

/s/  PricewaterhouseCoopers LLP

Florham Park, New Jersey
August 23, 2000